                                                                    EXHIBIT 3.14










                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                           AEROLINK INTERNATIONAL L.P.














                                                       DATED:  DECEMBER 28, 1998
                                                       FEDERAL TIN:  25-6449621

                        Agreement of Limited Partnership
                                       of
                          Aerolink International L.P.



                                Table of Contents

                                                                                                          Page
                                                                                                          ----

ARTICLE I GENERAL DEFINITIONS...............................................................................2
   Section 1.1.   Definitions...............................................................................2

ARTICLE II NAME; FORMATION; ORGANIZATIONAL CERTIFICATES.....................................................5
   Section 2.1.   Name......................................................................................5
   Section 2.2.   Formation of Limited Partnership..........................................................5
   Section 2.3.   Organizational and Other Certificates.....................................................5
   Section 2.4.   Statutory Compliance......................................................................5

ARTICLE III PURPOSE.........................................................................................7
   Section 3.1.   Purpose...................................................................................7

ARTICLE IV TERM  ...........................................................................................7
   Section 4.1.   Term......................................................................................7

ARTICLE V PRINCIPAL OFFICE..................................................................................7
   Section 5.1.   Principal Office..........................................................................7

ARTICLE VI MANAGEMENT.......................................................................................7
   Section 6.1.   General Partner...........................................................................7
   Section 6.2.   Powers of the General Partner.............................................................8
   Section 6.3.   Tax Controversies.........................................................................9
   Section 6.4.   Limitations on Authority.................................................................10

ARTICLE VII CAPITAL........................................................................................11
   Section 7.1.   Initial Capital Contributions............................................................11
   Section 7.2.   Withdrawals from Capital Accounts........................................................11
   Section 7.3.   Capital Accounts.........................................................................11
   Section 7.4.   Determination of and Adjustments to Book Value and Capital Accounts......................12

ARTICLE VIII PROFITS LOSSES AND DISTRIBUTIONS..............................................................13
   Section 8.1.   Positive Cash Flow.......................................................................13
   Section 8.2.   Distribution of Positive Cash Flow.......................................................14
   Section 8.3.   Determination of Net Book Profits and Net Book Losses....................................15
   Section 8.4.   Allocation of Net Book Profits and Net Book Losses.......................................16
   Section 8.5.   Allocations to Comply With Applicable Treasury Regulations...............................16
   Section 8.6.   Federal Income Tax Allocations...........................................................18

   Section 8.7.   Allocation of Taxable Income and Loss and Tax Credits on the Transfer of a
                   Partnership Interest....................................................................19
   Section 8.8.   Special Tax Audit Allocations............................................................19
   Section 8.9.   Interest.................................................................................19
   Section 8.10.   Credits.................................................................................19

ARTICLE IX BOOKS OF ACCOUNT, RECORDS AND REPORTS...........................................................19
   Section 9.1.   Books and Records........................................................................19
   Section 9.2.   Tax Information..........................................................................20
   Section 9.3.   Annual Reports...........................................................................20
   Section 9.4.   Accounting Principals....................................................................20

ARTICLE X FISCAL YEAR......................................................................................20
   Section 10.1.   Fiscal Year.............................................................................20

ARTICLE XI LIABILITY OF GENERAL PARTNER; EXCULPATION; INDEMNIFICATION; REIMBURSEMENT.......................21
   Section 11.1.   Liability of General Partner............................................................21
   Section 11.2.   Exculpation.............................................................................21
   Section 11.3.   Indemnification.........................................................................21
   Section 11.4.   Reimbursement...........................................................................21

ARTICLE XII RIGHTS AND LIMITATIONS OF LIMITED PARTNERS; MEETINGS; AMENDMENTS...............................21
   Section 12.1.   Limited Assessment......................................................................21
   Section 12.2.   No Right to Manage......................................................................22
   Section 12.3.   Priority................................................................................22
   Section 12.4.   Death, Disability, etc. of a Limited Partner............................................22
   Section 12.5.   Meetings................................................................................22
   Section 12.6.   Voting Rights of Limited Partners.......................................................23
   Section 12.7.   Proposal and Adoption of Amendments Generally...........................................24
   Section 12.8.   Limitations on Amendments...............................................................25
   Section 12.9.   Amendments on Admission or Withdrawal of Partners.......................................25

ARTICLE XIII TRANSFERS BY LIMIT D PARTNERS; REPURCHASE OF INTERESTS........................................26
   Section 13.1.   Prohibited Transfers....................................................................26
   Section 13.2.   Compliance with Securities Laws.........................................................26
   Section 13.3.   Transfer................................................................................27
   Section 13.4.   Admission of Substitute Limited Partner.................................................27
   Section 13.5.   Status of Transferee....................................................................27
   Section 13.6.   Election to Treat Transferee as a Partner...............................................27
   Section 13.7.   Death, Bankruptcy, Incompetence, etc. of a Limited Partner..............................27
   Section 13.8.   Transferee(s)...........................................................................28
   Section 13.9.   Tax Elections...........................................................................28

ARTICLE XIV CHANGES TO THE GENERAL PARTNER.................................................................28

   Section 14.1.   Removal of the General Partner..........................................................28
   Section 14.2.   Withdrawal..............................................................................29
   Section 14.3.   Transfer of Interest....................................................................29
   Section 14.4.   Continuing Liability....................................................................29
   Section 14.5.   Admission of Successor General Partner..................................................29
   Section 14.6.   Effect of Bankruptcy, Dissolution, Etc. of the General Partner..........................30
   Section 14.7.   Appointment of Additional General Partner...............................................30

ARTICLE XV DISSOLUTION OF THE PARTNERSHIP..................................................................31
   Section 15.1.   Events of Dissolution...................................................................31
   Section 15.2.   Election to Continue the Partnership....................................................31

ARTICLE XVI ADDITIONAL PROVISIONS CONCERNING DISSOLUTION OF THE PARTNERSHIP................................32
   Section 16.1.   Winding Up Affairs; Liquidation.........................................................32
   Section 16.2.   Time for Liquidation....................................................................32
   Section 16.3.   Required Reports........................................................................32
   Section 16.4.   Termination.............................................................................33
   Section 16.5.   Distribution of Proceeds From the Liquidation of the Partnership........................33
   Section 16.6.   Capital Account Adjustments.............................................................33
   Section 16.7.   Compliance With Treasury Regulations....................................................33

ARTICLE XVII NOTICES.......................................................................................34
   Section 17.1.   Notices.................................................................................34

ARTICLE XVIII REPRESENTATIONS AND WARRANTIES...............................................................34
   Section 18.1.   The General Partner.....................................................................34
   Section 18.2.   Limited Partners........................................................................35

ARTICLE XIX MISCELLANEOUS..................................................................................36
   Section 19.1.   Arbitration.............................................................................36
   Section 19.2.   Certificates, etc.......................................................................37
   Section 19.3.   Power of Attorney.......................................................................37
   Section 19.4.   Partners' Relationship Inter Se.........................................................37
   Section 19.5.   Partition Waived........................................................................37
   Section 19.6.   Entire Agreement........................................................................37
   Section 19.7.   Governing Law...........................................................................37
   Section 19.8.   Binding Effect..........................................................................37
   Section 19.9.   Gender and Number.......................................................................38
   Section 19.10.   Captions...............................................................................38
   Section 19.11.   Severance..............................................................................38
   Section 19.12.   Execution of Instruments; Reliance by Third Parties....................................38
   Section 19.13.   Counterparts...........................................................................38

                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                           AEROLINK INTERNATIONAL L.P.


     THIS AGREEMENT OF LIMITED PARTNERSHIP (this "AGREEMENT") is made and entered into as of the 28th day of December, 1998 by and between AEROLINK MANAGEMENT, INC., a Pennsylvania corporation, as the General Partner (the "GENERAL PARTNER"), and the Persons whose names are set forth in Exhibit "A" to this Agreement as the limited partners (hereinafter such Persons are referred to as the "LIMITED PARTNERS").

                              W I T N E S S E T H:

     WHEREAS, the parties to this Agreement desire to form a limited partnership organized as described herein and to set forth in writing the agreement pursuant to which AEROLINK INTERNATIONAL L.P., a Pennsylvania limited partnership (the "PARTNERSHIP") will conduct its business; and

     WHEREAS, a business trust known as Aerolink International (the "TRUST") has previously been established as a business trust under and in accordance with the Pennsylvania Business Trust Act, Chapter 95 of the Pennsylvania Consolidated Statutes (15 Pa. C.S.A. Section 9501 et seq.) which has been classified as a partnership for federal income tax purposes; and

     WHEREAS, the owners of the beneficial interests in the Trust desire to merge the Trust into the Partnership with the Partnership being the surviving entity in order to convert the trust into a limited partnership; and

     WHEREAS, upon consummation of the merger of the Trust into the Partnership, the Partnership shall be deemed for federal income tax purposes to be the continuation of the partnership which was the Trust.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                               GENERAL DEFINITIONS

     Section 1.1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

     "Act" shall mean the Federal Securities Act of 1933, as amended.

     "Agreement" shall mean this Agreement of Limited Partnership of the Partnership.

     "Arbitrators" shall mean the persons selected pursuant to Section 19.1 to settle any controversy, dispute or claim under this Agreement.

     "Book Value" shall mean, with respect to any Partnership asset, the asset's book value as carried on the books and records of the Partnership, determined in compliance with the provisions of applicable Treasury Regulations, including Treasury Regulation Section 1.704-1(b)(2)(iv), and more particularly described in Section 7.4 hereof.

     "Capital Account" shall mean the capital account established for each Partner and maintained pursuant to the terms of this Agreement in accordance with the provisions of applicable Treasury Regulations, including Treasury Regulation Section 1.704-1(b)(2)(iv).

     "Capital Contribution" shall mean the capital contributed or deemed contributed to the Partnership by the Partners as described in Section 7.1.

     "Capital Transaction" shall mean the sale or other disposition of property of the Partnership not in the ordinary course of business (including destruction or condemnation of any substantial part of the property of the Partnership) and any refinancing of any mortgage, deed of trust or similar loan with respect to property of the Partnership and any such sale, disposition or refinancing of property or indebtedness of a partnership in which the Partnership owns an interest.

     "Claim Statement" shall mean the written statement submitted by an aggrieved party or parties to the General Partner pursuant to Section 19.1 of this Agreement setting forth (i) the controversy, dispute or claim under this Agreement which is to be submitted to arbitration, (ii) the resolution or relief sought and (iii) one qualified reputable individual willing and able to act as an arbitrator.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Counterstatement" shall mean the counterstatement delivered by an opposing party or parties to the General Partner (with a copy to the aggrieved party or parties) within ten (10) business days after the receipt of a Claim Statement pursuant to Section 19.1 of this Agreement.

     "Depreciation" shall mean, for each fiscal year or other period, the depreciation, amortization or other cost recovery expense determined pursuant to
Section 8.3(a) hereof.

     "Effective Date" shall mean the effective date of the merger of the Trust into the Partnership.

     "Fiscal Year" shall mean the Fiscal Year identified in Section 10.1.

     "General Partner" shall mean Aerolink Management, Inc., a Pennsylvania corporation, and its successors and permitted assigns.

     "Gross Fair Market Value" shall mean the fair market value of an asset as reasonably determined by the General Partner without taking into account any liabilities which are secured by such asset or which are otherwise associated with such asset.

     "Limited Partner" means each of the Limited Partners of the Partnership as shown on Exhibit "A" to this Agreement.

     "Minimum Gain" shall mean the aggregate amount of gain (of whatever character), computed with respect to each property of the Partnership that secures a Third Party Nonrecourse Liability of the Partnership, that would be recognized by the Partnership if, in a taxable transaction, the Partnership were to dispose of such property in full satisfaction of such Third Party Nonrecourse Liability. The amount of Minimum Gain and the amount of any Partner's share of Minimum Gain shall be determined in accordance with the provisions of applicable Treasury Regulations, including Treasury Regulation Section 1.704-2(d).

     "Net Book Losses" and "Net Book Profits" shall have the meanings ascribed to such terms in Section 8.3 hereof.

     "Net Fair Market Value" shall mean, in connection with the contribution of an asset to the Partnership by a Partner and/or in connection with the distribution of an asset by the Partnership to a Partner, the Gross Fair Market Value of such asset reduced by any liabilities (i) assumed by such Partner or the Partnership or (ii) subject to which such Partner or the Partnership takes such asset.

     "Nonrecourse Deduction" all mean an allocation of loss and/or expense (or item thereof) attributable to Third Party Nonrecourse Liabilities, determined in accordance with the provisions of applicable Treasury Regulations, including Treasury Regulation Sections 1.704-2(b) and (c).

     "Participating Percentage" shall mean, with respect to each Partner the percentage shown under the heading "Participating Percentage" on Exhibit "A" to this Agreement.

     "Partner Nonrecourse Deduction" shall mean an allocation of loss and/or expense (or item thereof) attributable to Partner Nonrecourse Liabilities, determined in accordance with the provisions of applicable Treasury Regulations, including Treasury Regulation
Section 1.704-2(i)(2).

     "Partner Nonrecourse Liabilities" shall mean liabilities of the Partnership which are nonrecourse debt (as defined in applicable Treasury Regulations, including Treasury Regulation Section 1.704-2(b)(4)) but with respect to which one or more Partners (or the affiliate of any Partner) bears the economic risk of loss (as defined in applicable Treasury Regulations, including Treasury Regulation Section 1.752-2).

     "Partner Nonrecourse Liability Minimum Gain" shall mean the aggregate amount of gain (of whatever character), computed with respect to each property of the Partnership which secures a Partner Nonrecourse Liability of the Partnership, that would be recognized by the Partnership if, in a taxable transaction, the Partnership were to dispose of such property for no consideration other than full satisfaction of such Partner Nonrecourse Liability. The amount of Partner Nonrecourse Liability Minimum Gain and the amount of any Partner's share of Partner Nonrecourse Liability Minimum Gain shall be determined in accordance with the provisions of applicable Treasury Regulations, including Treasury Regulation Section 1.704-2(i)(3).

     "Partners" shall mean the partners of the Partnership.

     "Partnership" shall mean the limited partnership governed by this Agreement.

     "Partnership Act" shall mean the Pennsylvania Revised Uniform Limited Partnership Act.

     "Person" shall mean an individual person or persons, corporation, partnership, trust, joint venture, proprietorship, estate, or other incorporated or unincorporated enterprise, entity or organization of any kind whatsoever.

     "Positive Cash Flow" shall have the meaning ascribed to it in Section 8.1 below.

     "Requisite Limited Partners" means Limited Partners holding partnership interests consisting of at least 51% of the aggregate partnership interests of the Partnership.

     "Special Limited Partner" shall mean the status of a General Partner if such Partner is removed as a General Partner of the Partnership, as more fully described in Section 14.1 below.

     "Substitute Limited Partner" shall mean any Person admitted as a Limited Partner of the Partnership in substitution of another Limited Partner in accordance with the provisions of this Agreement.

     "Tax Matters Partner" shall mean the Partner designated in Section 6.3 of this Agreement as the Tax Matters Partner as defined in Code Section 6231(a)(7).

     "Third Party Nonrecourse Liabilities" shall mean liabilities of the Partnership which are nonrecourse liabilities (as defined in applicable Treasury Regulations, including Treasury Regulation Section 1.704-2(b)(3)) in which are not Partner Nonrecourse Liabilities.

     "Total Minimum Gain" shall mean the aggregate of the Minimum Gain and the Partner Nonrecourse Liability Minimum Gain.

     "Treasury Regulations" shall mean any applicable regulations promulgated under the Internal Revenue Code.

                                   ARTICLE II

                  NAME; FORMATION; ORGANIZATIONAL CERTIFICATES

     Section 2.1. Name. The name of the Partnership shall be "Aerolink International L. P." The business of the Partnership shall be conducted under this name and such other registered fictitious names as the General Partner shall determine are appropriate.

     Section 2.2. Formation of Limited Partnership. The Partnership shall commence existence as a limited partnership by filing a certificate of limited partnership with the Secretary of State of the Commonwealth of Pennsylvania. With this Agreement, the Partners hereby agree to confirm their agreement and form a limited partnership pursuant to the provisions of the Partnership Act for the purposes and upon the terms and conditions set forth herein.

     Section 2.3. Organizational and Other Certificates. The General Partner shall execute and file with the Secretary of State of Commonwealth of Pennsylvania all documents, certificates and instruments required, necessary or appropriate in connection with the amendment of the certificate of limited partnership and the organization of the Partnership and the conduct of its business.

     Section 2.4. Statutory Compliance.

                  (a) The Partnership shall exist under and be governed by the applicable laws of the Commonwealth of Pennsylvania. The Partners shall make all filings and disclosures required by, and shall otherwise comply with, all such laws. Except as otherwise provided in this Agreement or required by law, the rights, duties, status and liabilities of the Partners, and the formation, administration, dissolution and continuation or termination of the Partnership, shall be as provided in the Partnership Act.

                  (b) Upon the request of the General Partner, the Limited Partners shall execute, acknowledge, swear to and deliver all certificates and other instruments and perform such additional acts consistent with the terms of this Agreement as may be necessary to enable the General Partner to form, qualify, continue, conduct the business of, and terminate the Partnership as a limited partnership under the laws of the Commonwealth of Pennsylvania, and to qualify, register, continue and terminate the Partnership as a limited partnership in the Commonwealth of Pennsylvania in accordance with the provisions of this Agreement.

                                   ARTICLE III

                                     PURPOSE

     Section 3.1. Purpose. The purposes of the Partnership shall be to engage in any lawful acts or business activities for which limited partnerships may be organized under and in accordance with the provisions of the Partnership Act including, without limitation, ground handling of cargo for air shipment and other business.

                                   ARTICLE IV

                                      TERM

     Section 4.1. Term. The term of the Partnership shall be from the date hereof to December 31, 2053, unless sooner terminated as hereinafter provided.

                                    ARTICLE V

                                PRINCIPAL OFFICE

     Section 5.1. Principal Office. The principal office of the Partnership shall be Cargo Building #1, Greater Pittsburgh International Airport, P.O. Box 12375, Pittsburgh, Pennsylvania 15231. The General Partner may change or relocate the principal office of the Partnership and establish other or additional places of business of the Partnership by giving written notice thereof to the Limited Partners.

                                   ARTICLE VI

                                   MANAGEMENT

     Section 6.1. General Partner. The General Partner shall have the right, authority and obligation to manage the Partnership for the purposes of the Partnership as set forth in this Agreement; and, except as otherwise expressly provided in this Agreement, the decision-making authority and plenary authority to implement the purposes of the Partnership shall reside with the General Partner.

     Section 6.2. Powers of the General Partner.

                  (a) The General Partner is hereby authorized and empowered to carry out and implement the purposes of the Partnership; and, in accordance therewith, the General Partner shall have all the rights and powers of a partner in a General Partnership. The powers of the General Partner shall include, but shall not be limited to, the following powers, as the General Partner deems necessary or advisable:

                      (i) to exercise any or all of the rights, powers and obligations of the Partnership with respect to any partnership in which the Partnership is a partner;

                      (ii) to engage personnel, attorneys, accountants and other persons and/or agents as the General Partner deems necessary or advisable.

                      (iii) to hold in the form of cash, awaiting distribution or desirable investments, such portions of the Partnership funds as the General Partner deems advisable;

                      (iv) to invest in stocks, bonds, mortgages, securities or other intangible personal property as the General Partner deems advisable;

                      (v) to enter into leases for any length of time, including such leases which extend beyond the term of the Partnership, and to acquire, own, develop, manage, lease, mortgage, convey and deal in any manner with, real property and interests therein, including, but not limited to, easements, covenants and rights of way and the sale and resultant leasing back of any such real property;

                      (vi) to sell, exchange, lease, encumber, option or otherwise dispose of all or any portion of the assets held by the Partnership, and to make, execute and deliver deeds, mortgages, leases, assignments and other documents necessary to further the purposes of the Partnership;

                      (vii) to vote by person or proxy any and all stock owned by the Partnership and to participate in any reorganization or merger of companies or corporations whose stock is held by the Partnership; to exercise any and all conversion, subscription and other rights of whatever nature, including (but not by way of limitation) stock options with respect to any stocks, bonds or other securities and, for the purpose of exercising such rights, the power to sell or otherwise dispose of all or any part of the Partnership's assets, or to borrow for the purpose of making payment;

                      (viii) to open, maintain and close bank accounts and to draw checks and other orders for the payment of money;

                      (ix) to borrow money from one or more of the Partners or any third party and to make, issue, accept, endorse and execute promissory notes, drafts, bills of exchange, loan agreements and other instruments and evidences of indebtedness, and to secure the payment thereof by mortgage, confession of judgment, hypothecation, pledge or other assignment of or arrangement of security interests in all or any part of the property then owned or thereafter acquired by or for the Partnership;

                      (x) to take actions and incur expenses on behalf of the Partnership in connection with the conduct of the affairs of the Partnership and to provide reimbursement for any such expenses advanced for the Partnership by the General Partner or by a Limited Partner if the General Partner has approved such expense;

                      (xi) to enter into, make and perform contracts, agreements and other undertakings as the General Partner deems necessary or advisable for the conduct of the affairs of the Partnership, including, without limitation, an agreement for the payment by the Partnership to the General Partner of a reasonable sum in consideration of services rendered by the General Partner to the Partnership, which payments may be determined without regard to the income of the Partnership;

                      (xii) to use any portion of the assets or property of the Partnership for the purposes of the Partnership as set forth in this Agreement;

                      (xiii) to continue the business of the Partnership upon the death, retirement or insanity of a General Partner in the event that an individual is admitted as an additional or successor General Partner pursuant to
Section 14.5 or 14.7 of this Agreement;

                      (xiv) to adjust, compromise and settle or refer to arbitration any claim in favor of or against the Partnership or any business or asset of the Partnership, and to institute, prosecute or defend any and all such legal proceedings as the General Partner deems advisable;

                      (xv) to file all tax returns and forms, and to make all tax elections on behalf of the Partnership;

                      (xvi) to do any and all things necessary to carry out the purposes of this Agreement.

                  (b) The Limited Partners specifically approve and consent to the exercise by the General Partner of the powers described in paragraph (a) of this Section.

                  (c) If there is ever more than one General Partner, the General Partners shall make all decisions necessary to manage the Partnership by vote of the holders of a majority in interest of all general partnership interests of the General Partners in the Partnership.

     Section 6.3. Tax Controversies. The General Partner shall be the "Tax Matters Partner" for the purposes of Code Section 6231(a)(7). Should there be any question or controversy with the Internal Revenue Service or other taxing authority involving the Partnership, the Tax Matters Partner shall act as the agent of the Partnership to resolve such question or controversy and may, on behalf of the Partnership, incur any expenses such Partner deems necessary or advisable in the interest of the Partners in connection with any such question or controversy, including professional fees and the cost of any protest, litigation and/or appeals.

     Section 6.4. Limitations on Authority. The General Partner shall not take any actions which would cause any Limited Partner to be liable for any amounts in excess of the amounts which such Limited Partner is expressly obligated to contribute to the capital of the Partnership pursuant to this Agreement.

                                   ARTICLE VII

                                     CAPITAL

     Section 7.1. Initial Capital Contributions. This Agreement contemplates that the Partners (or their predecessors in interest) will make contributions of cash and other property to the Partnership in exchange for interests in the Partnership by merging the Trust into the Partnership and surrendering for cancellation all beneficial interests in the Trust. Upon formation of the Partnership, the Partners shall contribute to the capital of the Partnership as their "Initial Capital Contributions" the amounts shown on Exhibit "A" to this Agreement. In addition, on the Effective Date the Partners shall be deemed, for federal income tax purposes and for purposes of the calculations of Capital Accounts and Participating Percentages hereunder, to have contributed to the capital of the Partnership their respective capital account balances in the Trust as of the instant immediately prior to the consummation of the merger of the Trust into the Partnership.

     Section 7.2. Withdrawals from Capital Accounts. No Partner shall be entitled to receive interest on or to withdraw any amount from such Partner's Capital Account other than as expressly provided herein.

     Section 7.3. Capital Accounts. A Capital Account shall be established and maintained for each Partner in compliance with the provisions of applicable Treasury Regulations, including Treasury Regulation Section 1.704-1(b)(2)(iv). In general, such Capital Accounts shall be maintained as follows:

                  (a) General Rules. Each Partner's Capital Account shall be (i) credited with the amount of money contributed by such Partner to the Partnership, (ii) credited or debited, as the case may be, with such Partner's allocation of income, gain, loss and expense made to such Partner pursuant to the terms of this Agreement, and (iii) debited with the amount of cash and the Net Fair Market Value of property distributed to such Partner pursuant to the terms of this Agreement.

                  (b) Special Rules. If any Partner's interest in the Partnership is sold, exchanged or liquidated, the following special rules shall apply when determining the Capital Account balances of any new or remaining
Partners:

                      (i) The Capital Account of a selling or exchanging Partner shall be carried over to the transferee Partner.

                      (ii) If such sale or exchange (together with such other sales or exchanges of interests in the Partnership as occur during any relevant time period) causes a termination of the Partnership within the meaning of Code
Section 708(b)(1)(B), the Capital Account of the selling or exchanging Partner shall be carried over to the transferee Partner, and the Capital Accounts of all Partners (as constituted after such transfer) shall carry over to the deemed new partnership in accordance with applicable Treasury Regulations, including Treasury Regulation Section 1.708-1(b)(1)(iv)(1).

                      (iii) If the Partnership has in effect at the time of any sale or exchange an election under Code Section 754, there shall not be made to the Capital Account of the Partner who receives the special tax basis adjustment under Code Section 743 a corresponding adjustment except to the extent such a special tax basis adjustment would be reflected in a Partner's respective Capital Account pursuant to applicable Treasury Regulations, including Treasury Regulation Section 1.704-1(b)(2)(iv)(m).

                      (iv) If a Partner's interest in the Partnership is redeemed by the Partnership through a distribution in complete liquidation of such interest, except as provided in paragraph (a) of this Section, the Capital Accounts of the remaining Partners shall be adjusted only to the extent required by applicable Treasury Regulations, including Treasury Regulation Section 1.704-1(b)(2)(iv)(m).

     Section 7.4. Determination of and Adjustments to Book Value and Capital Accounts. When determining the Book Value of the assets of the Partnership and the appropriate balances in each Partner's respective Capital Account resulting from any adjustments to such Book Value, in accordance with the provisions of applicable Treasury Regulations, including Treasury Regulation Section 1.704-1(b)(2)(iv), the following accounting rules shall apply:

                  (a) The initial Book Value of any asset contributed by a Partner to the Partnership shall be its Gross Fair Market Value on the date of contribution.

                  (b) The Book Values of all Partnership assets shall be adjusted to equal their respective Gross Fair Market Values, as of the following times:

                      (i) the acquisition of an interest (including an additional interest) in the Partnership by any new or existing Partner in exchange for more than a de minimis capital contribution to the Partnership if the General Partner determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners with respect to the Partnership;

                      (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of money or other Partnership property if the General Partner determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners with respect to the Partnership;

                      (iii) the liquidation of the Partnership within the meaning of applicable Treasury Regulations, including Treasury Regulation
Section 1.704-1(b)(2)(ii)(g); or

                      (iv) the occurrence of any other event (including, without limitation, a refinancing of any property of the Partnership) if the General Partner determines that such adjustment is necessary or appropriate to reflect the economic interests of the Partners with respect to the Partnership and is not prevented by applicable Treasury Regulations.

                  (c) The Book Value of any Partnership asset distributed to any Partner shall be adjusted to equal its Gross Fair Market Value on the date of such distribution.

                  (d) The Book Value of Partnership assets shall not be increased or decreased to reflect any adjustments to the adjusted tax basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), except to the extent that such adjustments are taken into account in determining and maintaining capital accounts pursuant to applicable Treasury Regulations, including Treasury Regulation Section 1.704-1(b)(2)(iv)(m); provided, however, that Book Value shall not be adjusted pursuant to this provision to the extent that such adjustment was previously reflected in the Book Value of the Partnership's assets.

                  (e) If the Book Value of an asset has been determined or adjusted pursuant to the foregoing provisions of this Section, such Book Value shall thereafter be reduced by the Depreciation taken into account with respect to such asset for purposes of computing the Net Book Profits and the Net Book Losses of the Partnership pursuant to the terms of this Agreement.

                                  ARTICLE VIII

                        PROFITS, LOSSES AND DISTRIBUTIONS

     Section 8.1. Positive Cash Flow. The term "Positive Cash Flow" as used in this Agreement shall mean the gross cash receipts generated from the operation of the business of the Partnership from all sources, including, without limitation, all revenue and income obtained from the sale of the assets or property of the Partnership as well as the proceeds from all refinancing of mortgages or replacements of existing mortgages encumbering the property of the Partnership available to the Partnership after (i) the payment or accrual for payment of all current operating expenditures in connection therewith, including, without limitation, interest and principal payments due on loans and other charges due pursuant to any mortgages encumbering the property of the Partnership, expenses and commissions, (ii) making provision for the reasonable working capital requirements of the Partnership and (iii) in the case of a Capital Transaction, debt repayment, accrued operating and capital expenses, broker's commissions, financing fees and other normal and customary closing costs, but (iv) disregarding in determining Positive Cash Flow depreciation, amortization, other noncash items and amounts to be distributed to the Partners pursuant to the terms of this Agreement. The General Partner's determination with respect to provisions for reasonable working capital requirements of the Partnership shall be conclusive.

     Section 8.2. Distribution of Positive Cash Flow.

                  (a) Positive Cash Flow of the Partnership, including Positive Cash Flow from any Capital Transaction, shall be distributed to the extent available, not less often than annually, among the Partners, pro rata in proportion to their relative Participating Percentages.

                  (b) The foregoing provisions of this Section to the contrary notwithstanding, the General Partner shall have the right to apply any Positive Cash Flow to be distributed to a Partner against any amounts due from, or required to be contributed by, such Partner to the Partnership. Such application of any Positive Cash Flow shall be deemed to be a distribution to such Partner, followed by a payment or contribution to the Partnership, as the case may be.

                  (c) Notwithstanding anything to the contrary set forth in this Section, any Positive Cash Flow which arises during the liquidation of the Partnership shall be distributed in accordance with the provisions of this Agreement dealing with the distribution of proceeds from the liquidation of the Partnership.

                  (d) Any amount paid by the Partnership for or with respect to any Partner on account of any withholding tax or other tax payable with respect to the income, profits or distributions of the Partnership pursuant to the Code, the U.S. Treasury Regulations, or any state or local statute, regulation or ordinance requiring such payment (a "Withholding Tax Act") shall be treated as a distribution to such Partner for all purposes of this Agreement, consistent with the character or source of the income, profits or cash which gave rise to the payment or withholding obligation, except to the extent such amount is treated as a Tax Payment Loan (as defined in the next sentence). To the extent that the amount required to be remitted by the Partnership under the Withholding Tax Act exceeds the amount then otherwise distributable to such Partner, the excess shall constitute a loan from the Partnership to such Partner (a "Tax Payment Loan") which shall be payable upon demand and shall bear interest, from the date that the Partnership makes the payment to the relevant taxing authority, at the short-term applicable federal rate (as established from time to time by the Internal Revenue Service) or, in the event that the Partnership must borrow funds to make such payment, at a borrowing cost equal to the Partnership's borrowing cost. So long as any Tax Payment Loan or the interest thereon remains unpaid, the Partnership shall make future distributions due to such Partner under this Agreement by applying the amount of any such distribution first to the payment of any unpaid interest on all Tax Payment Loans of such Partner and then to the repayment of the principal of all Tax Payment Loans of such Partner. The General Partner shall have the authority to take all actions necessary to enable the Partnership to comply with the provisions of any Withholding Tax Act applicable to the Partnership and to carry out the provisions of this Section 8.2(d). Nothing in this Section 8.2(d) shall create any obligation on the General Partner to advance funds to the Partnership or to borrow funds from third parties to make any payments on account of any liability of the Partnership under a Withholding Tax Act.

     Section 8.3. Determination of Net Book Profits and Net Book Losses. For purposes of computing the amount of any items of income, gain, loss or expense to be reflected in the Partners' Capital Accounts (hereinafter the net of such items being referred to as the "Net Book Profits" or the "Net Book Losses" of the Partnership), the determination, recognition and classification of such items shall be the same as their determination, recognition and classification for Federal income tax purposes, with the following modifications:

                  (a) Any item of expense attributable to depreciation, amortization or other cost recovery with respect to any asset of the Partnership (hereinafter "Depreciation") shall be in an amount which bears the same ratio to the Book Value of such asset at the beginning of the applicable period as the Federal income tax deduction for depreciation, amortization or other cost recovery with respect to such asset for such applicable period bears to the adjusted tax basis of such asset at the beginning of such period; provided that if the Federal income tax deduction attributable to depreciation, amortization or other cost recovery for such applicable period with respect to any asset is zero, the Depreciation with respect to such asset for such applicable period shall be determined with reference to the Book Value of such asset as of the beginning of such applicable period using any reasonable method selected by the General Partner.

                  (b) Any item of income, gain, loss or expense attributable to the taxable disposition of any property with an adjusted tax basis which is different from the Book Value of such property shall be determined as if the adjusted tax basis of such property as of the date of such disposition were equal in amount to the Book Value of such property.

                  (c) If the Partnership's adjusted tax basis in an item of depreciable property is adjusted pursuant to Code Section 50(c)(1) to reflect any investment tax credit available with respect to such asset, the amount of such adjustment shall be treated as a Partnership expense and shall be allocated in the ratio in which the investment tax credit (or qualified investment in such property) which gave rise to such basis adjustment is allocated. Any restoration of such adjusted tax basis pursuant to Code Section 50(c)(2) occurring as the result of any recapture of previously allowed investment tax credit with respect to any Partnership property shall be treated as Partnership income and shall be allocated in the ratio in which was allocated the investment tax credit (or qualified investment in such property the disposition of which gave rise to such restoration of adjusted tax basis).

                  (d) All expenditures of the Partnership not deductible in computing its taxable income and not properly chargeable to capital accounts, and any otherwise nondeductible organization and syndication expense of the Partnership (as described in Code Section 709) shall be treated as Partnership expenses.

                  (e) Revenue of the Partnership which is exempt from Federal income tax shall be included in the Net Book Profits or the Net Book Losses of the Partnership without regard to the fact that such revenue is not includible in gross income for Federal income tax purposes.

                  (f) Payments made to any Partner which are treated for Federal income tax purposes as guaranteed payments pursuant to Code Section 707(c) shall be treated as Partnership expenses; provided that such payments shall be treated as capital expenditures of the Partnership to the extent such payments are required to be capitalized under the Code and any applicable Treasury Regulations thereunder.

                  (g) In the event the Book Value of any Partnership asset is adjusted pursuant to the terms of this Agreement, the amount of such adjustment shall be treated as gain or loss (as appropriate) from a sale of such asset.

     Section 8.4. Allocation of Net Book Profits and Net Book Losses. For purposes of maintaining the Capital Accounts of the Partners and determining the rights of the Partners among themselves with respect to the assets of the Partnership, the Net Book Profits or Net Book Losses of the Partnership for each applicable period shall be allocated among the Partners in the order of priority set forth below. Each item of such income, gain, loss or expense giving rise to such Net Book Profits or Net Book Losses of the Partnership for such period shall be allocated among the Partners in the same proportion that such Net Book Profits or Net Book Losses of the Partnership for such period are allocated among the Partners.

                  (a) Allocation of Net Book Profits. Net Book Profits for any period shall be allocated among the Partners pro rata in proportion to each Partner's Participating Percentage.

                  (b) Allocation of Net Book Losses. Net Book Losses for any period shall be allocated among the Partners pro rata in proportion to each Partner's Participating Percentage, subject, however, to the provisions of Sections 8.5 and 8.6 below.

     Section 8.5. Allocations to Comply With Applicable Treasury Regulations. In order to comply with the provisions of applicable Treasury Regulations, including Treasury Regulation Section 1.704-2, the following special allocations of income, gain, loss and expense shall be made notwithstanding any other provision of this Agreement.

                  (a) Deficit Capital Account Allocations. In accordance with applicable Treasury Regulations, including Treasury Regulation Section 1.704-1(b)(2)(ii)(d), no allocation of expenses or losses shall be made pursuant to the terms of this Agreement to the extent such allocation would cause or increase a net deficit balance in a Partner's Capital Account as of the end of the period to which such allocation relates in excess of any dollar amount of such net deficit balance that such Partner it obligated to restore under this Agreement. Such expenses and losses shall instead be allocated among the other Partners not subject to this limitation in accordance with their relative Participating Percentages. For purposes of this paragraph (a), the following rules shall apply:

                      (i) each Partner's net deficit balance in such Partner's respective Capital Account shall be determined by adding to such Capital Account balance the amount of such Partner's share (as determined pursuant to applicable Treasury Regulations, including Treasury Regulation Section 1.704-2) of the Total Minimum Gain of the Partnership as of the end of the period with respect to which such determination is being made; and

                      (ii) in determining whether an allocation of loss or expense would cause or increase a net deficit balance in a Partner's respective Capital Account as of the end of the period to which such allocation relates, the initial balance in such Partner's respective Capital Account shall be treated as if it reflected an amount equal to the excess of any distributions that, as of the end of such period, reasonably are expected to be made to such Partner in any future period over the Net Book Profits reasonably expected to be allocated to such Partner during (or prior to) the period in which such distributions are expected to be made.

                  (b) Qualified Income Offset Provision. If a Partner unexpectedly receives an adjustment, allocation or distribution pursuant to this Agreement which causes or increases a net deficit balance in such Partner's respective Capital Account as of the end of the period to which such adjustment, allocation or distribution relates in excess of any dollar amount of such net deficit balance that such Partner is obligated to restore pursuant to this Agreement, such Partner will be allocated items of gross income and gain in an amount and manner sufficient to eliminate such net deficit balance as quickly as possible. The rules set forth in subparagraph (a)(i) and (a)(ii) of this Section shall apply for purposes of determining whether any adjustment, allocation or distribution would cause or increase a net deficit balance in any Partner's Capital Account.

                  (c) Special Allocations of Nonrecourse Deductions. Notwithstanding any other provision in this Agreement, in compliance with applicable Treasury Regulations, including Treasury Regulation Section 1.704-2, allocations of Nonrecourse Deductions shall be made among the Partners in accordance with the Participating Percentages of the Partners.

                  (d) Minimum Gain Chargeback Provision. If there is a net decrease in the Minimum Gain of the Partnership (as determined pursuant to applicable Treasury Regulations, including Treasury Regulation Section 1.704-2(f)) during any period, then each Partner shall be allocated items of gross income and gain in accordance with the provisions of applicable Treasury Regulations, including Treasury Regulation Section 1.704-2(f).

                  (e) Special Allocations of Partner Nonrecourse Deductions. Notwithstanding any other provision in this Agreement, in compliance with applicable Treasury Regulations, including Treasury Regulation Section 1.704-2(i)(1), allocations of Partner Nonrecourse Deductions shall be made among the Partners in accordance with the ratios in which the Partners (or the affiliates of any Partners) share the economic risk of loss with respect to the Partner Nonrecourse Liabilities to which such Partner Nonrecourse Deductions are attributable (determined in accordance with the provisions of applicable Treasury Regulations, including Treasury Regulation Section 1.752-2(a)).

                  (f) Partner Nonrecourse Liability Minimum Gain Chargeback Provision. If there is a net decrease in the Partner Nonrecourse Liability Minimum Gain (as determined pursuant to applicable Treasury Regulations, including Treasury Regulation Section 1.704-2(i)) during any period, then each Partner shall be allocated items of income and gain in accordance with the provisions of applicable Treasury Regulations, including Treasury Regulation
Section 1.704-2(i)(3).

                  (g) Subsequent Allocations. Any special allocations of items of income, gain, loss or expense made pursuant to this Section shall be taken into account in computing subsequent allocations of income, gain, loss and expense pursuant to this Agreement, so that the net amount of any item of income, gain, loss and expense allocated to each Partner pursuant to this Agreement shall, to the extent possible, be equal to the amount of such items of income, gain, loss and expense that would have been allocated to such Partner pursuant to this

Agreement if the special allocations of income, gain, loss or expense required by this Section had not been made.

                  (h) Interpretation of these Provisions. The provisions of this Section are intended to comply with the provisions of applicable Treasury Regulations, including Treasury Regulation Sections 1.704-1(b)(2) and 1.704-2, and shall be interpreted consistently therewith.

     Section 8.6. Federal Income Tax Allocations. The allocations of income, gain, loss and expense made pursuant to the previous Sections are allocations of book income which are made for accounting purposes to determine the respective balances in the Capital Accounts of the Partners and to establish the rights of the Partners among themselves with respect to the assets of the Partnership. These allocations may be different from the allocations among the Partners of the income, gain, loss, deduction, tax preference and tax credits of the Partnership for Federal income tax purposes. Allocations of income, gain, loss, deduction, tax preference and tax credits of the Partnership for Federal income tax purposes for each taxable year shall be made among the Partners as follows:

                  (a) General Rules Regarding Allocations of Income, Loss, Etc. In general, for Federal income tax purposes, all items of income, gain, loss, deduction and tax preference of the Partnership for each taxable year shall be allocated among the Partners in the same manner as the items of income, gain, loss and expense which gave rise to such items of income, gain, loss, deduction and tax preference for Federal income tax purposes are allocated among the Partners pursuant to the terms of this Agreement.

                  (b) Special Rules Where Tax Basis Differs From Book Value. If the Partnership's adjusted tax basis for Federal income tax purposes of any of its property differs from the Book Value of such property at the beginning of any taxable year, in determining each Partner's distributive share of the taxable income or loss (or items thereof) of the Partnership, each item of income, gain, loss or deduction with respect to such property shall be allocated among the Partners in such a manner as will take into account (as required by Code Section 704(c) and any applicable Treasury Regulations thereunder or by other applicable Treasury regulations including Treasury Regulation Section 1.704-1(b)(4)(i)) the difference between the adjusted tax basis for Federal income tax purposes of such property and its Book Value, all as of the beginning of such taxable year.

     Section 8.7. Allocation of Taxable Income and Loss and Tax Credits on the Transfer of a Partnership Interest. The items of income, gain, loss, expense, deduction, tax preference and/or tax credit allocable under the terms of this Agreement to any interest in the Partnership which may have been transferred during any period shall be allocated among the persons who were the holders of such interest during such period in a manner which takes into account the varying interests of the Partners in the Partnership during such period, all in accordance with any Treasury Regulations promulgated under Code Section 706(d); provided, that the allocation of gain or loss on the disposition of any property in which the Partnership has a direct or indirect interest shall, to the extent not prohibited under such regulations, be allocated among the Partners who are Partners in the Partnership on the date the event giving rise to such gain or loss occurs in accordance with the provisions of this Agreement otherwise dealing with Federal income tax allocations.

     Section 8.8. Special Tax Audit Allocations. Notwithstanding anything contained in this Agreement to the contrary, in the event that the taxable income of the Partnership for Federal income tax purposes (or any item thereof) is adjusted as the result of an adjusted in a manner which reflects such adjustments as though corresponding book adjustments had been originally reflected in the Net Book Profits or Net Book Losses of the Partnership determined pursuant to the terms of this Agreement.

     Section 8.9. Interest. If, pursuant to applicable law, a portion of the amounts paid on any Partner notes issued with respect to capital contributions to the Partnership shall be deemed to constitute interest rather than principal for Federal income tax purposes, the interest income attributable thereto shall be allocated to the Partners who shall have made such deemed interest payments on such Partner notes; and the amount of such interest income shall be taken into account in determining the amount of capital contributions made by such Partner to the Partnership.

     Section 8.10. Credits. All investment tax credits, targeted job credits and other tax credits available to the Partnership shall, subject to applicable Treasury Regulations and provisions of the Code, be allocated among the Partners in proportion to the respective Partner's Participating Percentage.

                                   ARTICLE IX

                      BOOKS OF ACCOUNT, RECORDS AND REPORTS

     Section 9.1. Books and Records. Proper and complete records and books of account shall be kept by the Partnership. The Partnership books and records shall be kept on the cash method of accounting or on such other acceptable method as the General Partner shall determine. The books and records shall at all times be maintained at the principal office of the Partnership and shall be open to the reasonable inspection and examination of the Partners or their duly authorized representatives during normal business hours.


     Section 9.2. Tax Information. As soon as available after the end of each fiscal year of the Partnership, the General Partner shall send or cause to be sent to each Partner such tax information as shall be necessary for the preparation by such Partner of his, her or its Federal income tax return, state income tax return and other tax returns. The Partners acknowledge that because of the nature of the Partnership, it may be difficult or impossible accurately to set forth on Form K-1 and other tax forms which the Partnership may file and/or provide to the Partners the actual interests of the Partners in the Partnership's income, losses and capital. The Partners agree among themselves that no information on any such form will be evidence of the true interest in the Partnership of any Partner.

     Section 9.3. Annual Reports. If requested in writing by a Partner or in the sole discretion of the General Partner, as soon as available after the end of each fiscal year, the General Partner shall cause to be prepared and transmitted to each Partner a report containing (i) a balance sheet of the Partnership showing the financial condition of the Partnership at the close of such year;
(ii) a statement of income of the Partnership showing the results of operations during such year; (iii) a cash flow statement of the Partnership showing the cash receipts and disbursements of the Partnership during such year; (iv) a statement showing each Partner's share of the profits or losses of the Partnership for such year for Federal income tax purposes; and (v) such other financial information as the General Partner deems appropriate.

     Section 9.4. Accounting Principals. Except as otherwise provided in this Agreement, all books and records of the Partnership shall be kept, and all financial statements furnished to the Partners hereunder shall be prepared, in accordance with sound and generally accepted accounting principles consistently applied.

                                    ARTICLE X

                                   FISCAL YEAR

     Section 10.1. Fiscal Year. The Fiscal Year of the Partnership shall end on December 31 of each year.

                                   ARTICLE XI

                   LIABILITY OF GENERAL PARTNER; EXCULPATION;
                         INDEMNIFICATION; REIMBURSEMENT

     Section 11.1. Liability of General Partner. To the extent that assets of the Partnership are insufficient to satisfy any and all of the Partnership's liabilities, the General Partner shall bear such liability.

     Section 11.2. Exculpation. The General Partner shall not be liable to the Partnership or any other Partner for losses or liability arising from the conduct of the affairs of the Partnership or from the conduct of an employee or agent of the General Partner or the Partnership, so long as such losses or liability do not arise from the gross negligence, willful misconduct or fraud of the General Partner.

     Section 11.3. Indemnification. The General Partner shall be indemnified by the Partnership (but not by any Limited Partner) against any losses, judgments, claims and/or liabilities (including expenses actually incurred by the General Partner, attorneys' fees actually incurred by the General Partner and amounts actually paid by the General Partner in settlement of any claim incurred or sustained by the General Partner) in connection with any action, suit or proceeding (other than an action, suit or proceeding by or in the right of a Limited Partner or the Partnership) threatened, pending or completed to which the General Partner is a party or threatened to be made a party by reason of the performance of its duties under and in accordance with this Agreement, provided that with respect to the matter for which indemnification is sought, the General Partner acted (or refrained from acting) in a manner that it and/or its agents believed in good faith was in the best interests of the Partnership, and in a case involving a criminal proceeding, the General Partner had no reasonable cause to believe that its actions (or the actions of its agents) constituted unlawful conduct.

     Section 11.4. Reimbursement. The General Partner shall be entitled to current reimbursement out of Partnership funds for all costs and expenses reasonably incurred to third parties while acting on behalf of the Partnership in accordance with this Agreement.

                                   ARTICLE XII

              RIGHTS AND LIMITATIONS OF LIMITED PARTNERS; MEETINGS;
                                   AMENDMENTS

     Section 12.1. Limited Assessment. Except as provided in this Agreement, no Limited Partner shall be subject to assessment nor shall any Limited Partner be personally liable for, or bound by, any expenses, liabilities or obligations of the Partnership beyond such Limited Partner's Initial Capital Contribution.

     Section 12.2. No Right to Manage. Except as specifically provided in this Agreement, the Limited Partners shall take no part in, or interfere in any manner with, the management, control, conduct or operation of the Partnership, nor have any right, power or authority to act for or bind the Partnership.

     Section 12.3. Priority. No Limited Partner shall have priority over any other Limited Partner either as to the return of capital contributions or any other distributions from the Partnership, unless otherwise specifically provided herein.

     Section 12.4. Death, Disability, etc. of a Limited Partner. The Partnership shall not be dissolved by (i) the death, disability, insanity, adjudication of incompetence, bankruptcy, insolvency or withdrawal of any Limited Partner, (ii) the assignment by any Limited Partner of its interest in the Partnership, or
(iii) the admission of a Substitute Limited Partner.

     Section 12.5. Meetings.

                  (a) Place of Meetings. Meetings of Partners may be held in such place within or without the Commonwealth of Pennsylvania as may be specified in the notice of such meeting.

                  (b) Call of Meetings. A meeting of the Partners for any matters on which the Limited Partners are entitled to vote or consent may be called by the written notice of the General Partner or by the written notice of the Requisite Limited Partners.

                      (i) Written notification of such meeting shall be issued by the General Partner no later than ten (10) days before the date of such meeting. Any such notice shall state the purpose of the proposed meeting and the matters proposed to be acted upon thereat. Meetings shall be held at the principal office of the Partnership or at such other place as may be designated by the General Partner, or by means of any telecommunications system. Such meetings shall be held on a date not less than fifteen (15) days nor more than sixty (60) days after the receipt by the General Partner of a written request for such a meeting signed by the Requisite Limited Partners. In addition, the General Partner may, and upon receipt of a request in writing signed by the Requisite Limited Partners shall, submit any matter upon which the Limited Partners are entitled to vote to the Limited Partners for a vote by written consent without a meeting (including, without limitation, for the purpose of proposing an amendment to the Partnership Agreement). The affirmative vote of the Requisite Limited Partners shall be required for the approval of any matter submitted for a vote of the Limited Partners.

                      (ii) Notification of any meeting to be held pursuant to this Section shall be given to each Limited Partner at such Limited Partner's record address or at such other address which such Limited Partner may have furnished in writing to the General Partner. Such notification shall state the place, date and hour of the meeting and shall indicate that the notification is being issued at or by the direction of the Partner or Partners calling the meeting. The notification shall state the purpose or purposes of the meeting. If a meeting is adjourned to another time or place, the General Partner shall give notification of the adjourned meeting. The presence in person or by proxy of the Requisite Limited Partners shall constitute a quorum at all meetings of the Limited Partners; provided, however, that if there be no such quorum, the Requisite Limited Partners present or represented by proxy may adjourn the meeting from time to time, until a quorum shall have been obtained. No notification of the time, place or purpose of any meeting of Limited Partners need be given to any Limited Partner who attends in person or is represented by proxy, except for a Limited Partner attending a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the grounds that the meeting is not lawfully called or convened, or to any Limited Partner entitled to such notification who, in writing, executed and filed with the records of the meeting, either before or after the time thereof, waives such notification.

                      (iii) For the purpose of determining the Limited Partners entitled to vote on, or to vote at, any meeting of the Limited Partners, or any adjournment thereof, or to vote by written consent without a meeting, the General Partner or the Limited Partners requesting such meeting or vote may fix, in advance, a date as the record date of any such determination of Limited Partners. Such date shall not be more than fifty (50) days nor less than ten
(10) days before any such meeting or submission of a matter to the Limited Partners for a vote by written consent.

                      (iv) At each meeting of Limited Partners, the Limited Partners present or represented by proxy shall elect such officers and adopt such rules for the conduct of such meeting as they shall deem appropriate.

     Section 12.6. Voting Rights of Limited Partners.

                  (a) The Requisite Limited Partners may:

                      (i) approve the amendment of this Agreement, subject to the conditions that such amendment (1) may not in any manner allow the Limited Partners to take part in the control of the Partnership's business or otherwise modify their limited liability, and (2) may not change the interest of any Partner in the capital, profits, losses or cash distributions of the Partnership or amend or modify the provisions of this Agreement dealing with distributions of Positive Cash Flow, liquidation distributions and/or amendments to this Agreement, without the written consent of each Partner affected thereby;

                      (ii) approve the removal of the General Partner for cause, subject to the provisions set forth in this Agreement dealing with the removal of the General Partner;

                      (iii) propose and approve a successor General Partner, subject to the provisions set forth in this Agreement dealing with the admission of a successor General Partner; and

                      (iv) propose and approve the dissolution of the Partnership.

                  (b) A Limited Partner shall be entitled to cast one vote for each percentage point of Participating Percentage which such Limited Partner owns (i) at a meeting, in person, by written proxy or by a signed writing directing the manner in which such Limited Partner desires that such Limited Partner's vote be cast, which writing must be received by the General Partner prior to such meeting, or (ii) without a meeting, by a signed writing directing the manner in which such Limited Partner desires that such Limited Partner's vote be cast, which writing must be received by the General Partner prior to the date upon which the votes of the Limited Partners are to be counted. Every proxy must be signed by the Limited Partner or such Limited Partner's attorney-in-fact. No proxy shall be valid after the expiration of 12 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it. Only the votes of Limited Partners of record on the notification date or such other record date as may be set pursuant to the terms of this Agreement, whether at a meeting or otherwise, shall be counted. In connection with any such vote, the General Partner shall be empowered to establish reasonable rules pertaining to the validity and use of proxies by the Limited Partners.

     Section 12.7. Proposal and Adoption of Amendments Generally.

                  (a) Amendments to this Agreement may be proposed in the following manner:

                      (i) by the General Partner, who shall give to the Limited
Partners:

                           (1) the text of such proposed amendment;

                           (2) a statement of the purpose of such amendment; and

                           (3) an opinion of counsel obtained by the General
Partner to the effect that such amendment is permitted by the Partnership Act, will not impair the limited liability of any Limited Partner and will not adversely affect the classification of or cause a termination of the Partnership as a partnership for Federal income tax purposes.

                      (ii) by the Requisite Limited Partners, who shall submit to the General Partner the text of such proposed amendment, together with a statement of the purpose of such amendment and an opinion from counsel obtained by such Requisite Limited Partners, satisfactory in form and substance to the counsel of the Partnership, to the effect that such amendment is permitted by the Partnership Act, will not impair the limited liability of the Limited Partners and will not adversely affect the classification or cause the termination of the Partnership as a partnership for Federal income tax purposes. The General Partner shall, within twenty (20) days after receipt of any proposal under this clause (ii), give to all Limited Partners the text of such proposed amendment, such statement of purpose and such opinion of counsel, together with the views, if any, of the General Partner with respect to such proposed amendment.

                  (b) Amendments proposed pursuant to this Section shall be adopted if consented to by the General Partner and by Requisite Limited Partners.

                  (c) The General Partner shall, within a reasonable time after the adoption of any amendment to this Agreement, make any official filings, recordings and publications required or desirable to reflect such amendment, including any required filing or recordation of an amended certificate of limited partnership of the Partnership.

     Section 12.8. Limitations on Amendments. Notwithstanding any other provision of this Agreement, no amendment to this Agreement may:

                  (a) Without the consent of such affected Partner, enlarge the obligations of any Partner under this Agreement or convert the interest of any Limited Partner into the interest of a General Partner;

                  (b) Allow the Limited Partners to take part in the control of the Partnership's business or otherwise modify the then limited liability of any Limited Partner;

                  (c) Create any additional class of Partnership interest without the consent of all Partners;

                  (d) Modify the order and method or percentage amounts provided herein for allocations of profits and losses and distributions of Positive Cash Flow or the proceeds from the liquidation of the Partnership, without the consent of each Partner adversely affected by such modification; or

                  (e) Amend the provisions of this Agreement dealing with making amendments to this Agreement without the consent of all Partners.

     Section 12.9. Amendments on Admission or Withdrawal of Partners.

                  (a) Amendments to admit Substitute Limited Partners shall be adopted if the conditions specified in this Agreement regarding the admission of such Partners shall have been satisfactorily complied with and the amendment shall have been signed by the General Partner, by the person to be substituted and by the assigning Limited Partner or such Limited Partner's attorney-in-fact.

                  (b) Amendments to reflect the admission and/or designation of a successor General Partner shall be adopted if the conditions specified in this Agreement regarding the admission and/or designation of such a Partner shall have been satisfactorily completed and the amendment shall have been signed by such successor General Partner.

                  (c) Amendments for the removal or withdrawal of the General Partner, if the business of the Partnership is continued, shall be adopted if the conditions specified in this Agreement dealing with such removal or withdrawal of the General Partner shall have been satisfactorily completed and the amendment shall have been signed by the successor General Partner.

                                  ARTICLE XIII

             TRANSFERS BY LIMITED PARTNERS; REPURCHASE OF INTERESTS

     Section 13.1. Prohibited Transfers. Except as set forth in the next sentence of this Section 13.1, no Limited Partner may transfer (whether by gift or sale), pledge or encumber all or any part of his respective interest in the Partnership without the express written consent of the General Partner, which consent may be withheld at the complete discretion of the General Partner. Notwithstanding the foregoing, a Limited Partner may transfer all or any part of his partnership interest to (a) such Limited Partner's spouse or issue, (b) a trust or trusts created for the benefit of one or more of such Limited Partner and such Limited Partner's spouse or issue, (c) a family limited partnership in which (i) the Limited Partner, or an entity controlled by the Limited Partner, is the managing general partner and (ii) the other partners of the family limited partnership are one or more of the Limited Partner, his spouse, issue and a trust or trusts created for the benefit of one or more of such Limited Partner, his spouse and issue, (d) another Partner, (e) one or more successor trustees of any trust which is a Partner, (f) the personal representative or the persons entitled to the estate of a deceased Partner or (g) a beneficiary upon whom devolves under the terms of the governing instrument a remainder interest in a trust which was a Partner.

     Section 13.2. Compliance with Securities Laws. No Partnership interest has been registered under the Securities Act of 1933, as amended, or under any state securities law. A Limited Partner may not transfer all or any part of its or his Partnership interest except in compliance with applicable Federal and state securities laws. A transfer, for purposes of this Agreement, shall be deemed to include, but not be limited to, any sale, transfer, assignment, pledge, creation of a security interest or other disposition. The General Partner shall have no obligation to register any Limited Partner's interest under the Securities Act of 1933, as amended, or the securities laws of any state, or to make any exemption therefrom available to any Limited Partner or Substitute Limited Partner. Any certificates or other documents representing the interest in the Partnership may bear a legend outlining the above restrictions on transfer. Further, the Partnership will make notations on its records of the foregoing restrictions on transfer. If a transfer agent is ever appointed, the Partnership will issue appropriate stop-transfer instructions to its transfer agent respecting the limitations on transfer outlined herein.

     Section 13.3. Transfer. A Limited Partner's interest in the Partnership may not be transferred in whole or in part unless, in addition to satisfaction of the conditions in Sections 13.1 and 13.4, the transferor has, if requested by the General Partner, furnished the Partnership with evidence acceptable to the General Partner that such transfer complies with applicable Federal and state securities laws and this Agreement and does not cause a termination of the Partnership under Section 708 of the Code. Transfers will be recognized by the Partnership effective the first or sixteenth day of the calendar month during which the above conditions are satisfied. Any transfer in contravention of this Article shall be void and ineffectual and shall not bind the Partnership.

     Section 13.4. Admission of Substitute Limited Partner. Except as specifically provided in this Agreement, unless the General Partner otherwise consents thereto, a transferee of an interest in the Partnership shall become a Substitute Limited Partner only after the transferee:

                  (a) Adopts and approves in writing all the terms and provisions of this Agreement then in effect; and

                  (b) Assumes the obligations, if any, of the transferor to the Partnership.

A Substitute Limited Partner is liable for the obligations of such Substitute Limited Partner's assignor to make contributions as provided in and under this Agreement.

     Section 13.5. Status of Transferee. A nonadmitted transferee of an interest in the Partnership or other interest in the Partnership of a Limited Partner shall be entitled to receive only that share of distributions to which its transferor would otherwise be entitled with respect to the interest in the Partnership transferred, and shall have no right to obtain any information on account of the Partnership's transactions, to inspect the Partnership books or to vote with the Limited Partners on any matter. Partnership may, however, in the discretion of the General Partner furnish the transferee with pertinent tax information at the end of each fiscal year of the Partnership.

     Section 13.6. Election to Treat Transferee as a Partner. The General Partner may elect to treat a transferee of a Partnership interest who has not become a Substitute Limited

Partner as a Substitute Limited Partner in the place of its transferor should the General Partner, in its absolute discretion, deem that such treatment is in the best interest of the Partnership.

     Section 13.7. Death, Bankruptcy, Incompetence, etc. of a Limited Partner. Upon the death, dissolution, adjudication of bankruptcy, insanity or adjudication of incompetence of a Limited Partner, such Partner's executors, administrators or legal representatives shall have all the rights of a Limited Partner, for the purpose of settling or managing such Partner's estate, including such power as such Limited Partner possessed to constitute a successor as a transferee of its interest in the Partnership and to join with such transferee in making the application to substitute such transferee as a Partner. However, such executors, administrators or legal representatives will not have the right to become Substitute Limited Partners in the place of their predecessor in interest except to the extent provided in Section 13.1 or unless the General Partner shall so-consent.

     Section 13.8. Transferee(s). Any transfer, bequest or gift of an interest in the Partnership hereunder is conditioned upon the transferee(s) (or, in the case of a trust, the trustee(s)) being sui juris and mentally competent.

     Section 13.9. Tax Elections. In the event of the transfer of any interest in the Partnership or the distribution of property to any Partner, the Partnership may, at the determination of the General Partner, file an election under Code Section 754 to cause the basis of the Partnership's assets to be adjusted for Federal income tax purposes as provided by Code Sections 734 and 743.

                                   ARTICLE XIV

                         CHANGES TO THE GENERAL PARTNER

     Section 14.1. Removal of the General Partner.

                  (a) The Requisite Limited Partners, by written notice to the General Partner, may call a meeting for the purpose of removing the General Partner, for subjecting the Partnership to an action for, or otherwise injuring the Partnership as a result of, such General Partner's (A) gross negligence which results in a material uninsured loss to the Partnership, (B) breach of fiduciary duty, (C) fraud, willful misconduct, or any grossly negligent conduct in the performance of such General Partner's duties as General Partner, or (D) uncured breach of any material representation or warranty by the General Partner contained in this Agreement. Such notice shall be given to all Partners, including, the General Partner, not less than thirty (30) days prior to the date set for such meeting, and shall set forth in reasonable detail the allegedly improper conduct. If the Requisite Limited Partners vote at such meeting to remove the General Partner, such General Partner shall have seven (7) days in which to object to such removal by written notice to the Limited Partners. If the General Partner does not object within such seven (7) day period, the removal shall be effective as of the expiration of such period. If the General Partner objects, such objection shall be in the form of a Claim Statement under the arbitration provisions of this Agreement, and the removal shall be determined by binding arbitration in accordance with the arbitration provisions of this Agreement.

                  (b) Upon the removal of the General Partner pursuant to this Section, the General Partner shall become a Special Limited Partner and as such will not have any right to participate in the management of the affairs of the Partnership. Such Special Limited Partner shall not share in any rights or interests given to the Limited Partners. Instead, such Special Limited Partner shall retain its share of the net profits or net losses, cash flow, and capital interest which are allocated to such General Partner as if it remained the General Partner of the Partnership. Neither the removed General Partner nor any affiliate of the removed General Partner shall be entitled to receive any fees under this Agreement following such removal.

     Section 14.2. Withdrawal. A General Partner may unilaterally withdraw as the General Partner of the Partnership at any time by giving thirty (30) days' written notice of its intent to withdraw as such General Partner to all of the then current Limited Partners, provided that such withdrawal does not affect the status for Federal income tax purposes of the Partnership or otherwise materially adversely affect the Limited Partners. Upon the withdrawal of the General Partner pursuant to the provisions of this Section, the interests in the Partnership of such General Partner shall convert to that of a Special Limited Partner as though the General Partner had been removed as the General Partner of the Partnership pursuant to the immediately preceding Section.

     Section 14.3. Transfer of Interest. Except as otherwise provided herein, the General Partner may not assign, transfer, mortgage or sell any portion of its interest in the Partnership, or enter into any agreement as the result of which any Person shall become interested in the Partnership, without the consent of the Requisite Limited Partners; provided, however, this Section shall not apply to a sale, transfer or assignment pursuant to a removal of a General Partner in accordance with this Article. A transferee of a General Partner's interest in the Partnership shall not thereby become a General Partner without the consent of the Requisite Limited Partners.

     Section 14.4. Continuing Liability. No removal or withdrawal under this Article shall relieve a General Partner of any then existing obligation owing by that General Partner to the Partnership or any Partner nor shall it constitute a waiver of any claim the Partnership or any Partner may have against the removed General Partner. In the event a General Partner withdraws from the Partnership or sells, transfers or assigns its entire interest pursuant to this Article, such General Partner shall be, and shall remain, liable for all obligations and liabilities incurred by the General Partner and the Partnership prior to the effective date of such occurrence and shall be free of any obligation or liability incurred on account of the activities of the Partnership after such time.

     Section 14.5. Admission of Successor General Partner. The Limited Partners may, after the removal or withdrawal of the General Partner as the General Partner of the Partnership, designate a successor Person to be the General Partner. Such Person shall become the successor General Partner only upon meeting the following conditions:

                  (a) The admission of such person shall have been consented to by Limited Partners holding a majority of the then outstanding aggregate Participating Percentages;

                  (b) If the designated Person is a corporation or other entity, it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of its authority to become the General Partner;

                  (c) Counsel for the Partnership, at the expense of the Partnership, shall have rendered an opinion that the admission of the designated Person is in conformity with the Partnership Act and that none of the actions taken in connection with the admission of the designated Person will cause the termination or dissolution of the Partnership or will cause it to be classified other than as a Partnership for Federal income tax purposes; and

                  (d) Any required or appropriate amendments and filings required under the Partnership Act shall have been properly performed.

     Section 14.6. Effect of Bankruptcy, Dissolution, Etc. of the General Partner. Upon the happening of any of the following events, a General Partner shall immediately cease to be a General Partner of the Partnership, and his, her or its interest as such General Partner shall immediately become that of a Special Limited Partner subject to all of the terms and conditions set forth above in this Article regarding the conversion of the General Partner into a Special Limited Partner:

                      (i) the filing of a petition of bankruptcy with respect to such General Partner, the same not being discharged within ninety (90) days from the date of such filing;

                      (ii) a receiver being appointed to manage the property of such General Partner; or

                      (iii) a creditor of such General Partner attaching such General Partner's interest in the Partnership and such attachment not being discharged or vacated within ninety (90) days from the date it became effective.

     Section 14.7. Appointment of Additional General Partner. The General Partner may appoint an additional General Partner with the consent of the Requisite Limited Partners, provided that such appointment shall not affect the respective economic interest in the Partnership of any Partner without such Partner's written consent.

                                   ARTICLE XV

                         DISSOLUTION OF THE PARTNERSHIP

     Section 15.1. Events of Dissolution. The happening of any one of the following events shall work an immediate dissolution of the Partnership:

                  (a) the expiration of the term of the Partnership;

                  (b) the election of the Requisite Limited Partners and of the General Partner to dissolve the Partnership;

                  (c) the termination of the business of the Partnership;

                  (d) the entry of a final judgment, order or decree of a court of competent jurisdiction adjudicating the Partnership to be a bankrupt and the expiration of the period, if any, allowed by applicable law in which to appeal therefrom;

                  (e) at the happening of any of the following events with respect to a General Partner (provided, however, that (1) the Partners may elect to continue the Partnership pursuant to the terms set forth below in this Article, and (2) the Partnership shall continue if there is another General Partner of the Partnership):

                      (i) the withdrawal of the General Partner as the General Partner of the Partnership without a successor General Partner being appointed pursuant to the terms of this Agreement;

                      (ii) the filing of a petition of bankruptcy with respect to any General Partner, the same not being discharged within ninety (90) days from the date of such filing;

                      (iii) a receiver being appointed to manage the property of any General Partner;

                      (iv) a creditor of any General Partner attaching such General Partner's interest in the Partnership and such attachment not being discharged or vacated within ninety (90) days from the date it becomes effective; or

                      (v) the death, insanity, retirement, resignation, removal or other withdrawal as a General Partner of any General Partner who is an individual or the dissolution of any General Partner which is an entity.

     Section 15.2. Election to Continue the Partnership. In the event of the happening of any of the events described in paragraph (e) of the immediately preceding Section to any General Partner, within one hundred and twenty (120) days of the happening of the first of such events, the Limited Partners may elect, upon the vote of the Requisite Limited Partners, to continue the Partnership. In the event of such election, the Partnership shall not terminate but shall continue upon the selection, by the Requisite Limited Partners, of a successor General Partner, which selection shall be done concurrently with the election to continue the Partnership business.

                                   ARTICLE XVI

               ADDITIONAL PROVISIONS CONCERNING DISSOLUTION OF THE
                                   PARTNERSHIP

     Section 16.1. Winding Up Affairs; Liquidation. In the event of the dissolution of the Partnership for any reason, if no election is made pursuant to the immediately preceding Article to continue the Partnership, the General Partner, or if the General Partner is bankrupt and without at least one qualified successor, a liquidating agent or committee selected by the affirmative vote or written concurrence of the Requisite Limited Partners, shall commence to wind up the affairs of the Partnership and to liquidate its assets. Allocations of income, gain, loss, expense, deductions, tax preference items and tax credits shall continue to be made among the Partners during the period of liquidation in accordance with the provisions set forth above in this Agreement dealing with such allocations. The General Partner or such liquidating agent or committee, as the case may be, shall have the full right and unlimited discretion to determine the time, manner and terms of (i) any sale or sales of Partnership assets pursuant to such liquidation, having due regard to the activity and condition of the relevant market and general financial and economic conditions, and (ii) an in-kind liquidating distributions to Partners, so long as any nonratable distributions of property interests result in the distributees receiving value in accordance with the terms of this Article.

     Section 16.2. Time for Liquidation. A reasonable time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of its liabilities so as to enable the General Partner or the liquidating agent or committee, as the case may be, to minimize the normal losses attendant upon such a liquidation.

     Section 16.3. Required Reports. If requested by the Requisite Limited Partners, the General Partner or the liquidating agent or committee, as the case may be, shall furnish each Partner with a statement audited and certified by a responsible firm of certified public accountants showing (i) the net profit or net loss of the Partnership from the date of the last annual statement submitted to the Partners pursuant to the terms of this Agreement, to the date of the final distribution of the proceeds of the liquidation to the Partners and (ii) the manner in which the proceeds of liquidation were distributed.

     Section 16.4. Termination. The Partnership shall terminate when all property owned by the Partnership shall have been disposed of or distributed and the net proceeds from sales of properties, after satisfaction of liabilities to creditors, shall have been distributed among the Partners as aforesaid. The establishment of any reserves in accordance with the provisions of this Article shall not have the effect of extending the term of the Partnership.

     Section 16.5. Distribution of Proceeds From the Liquidation of the Partnership. The net proceeds of liquidation and any other funds or property of the Partnership shall be distributed and applied to the extent available in the following order of priority:

                  (a) to the payment of debts and liabilities of the Partnership, including any debts and liabilities to a Partner arising under this Agreement;

                  (b) to the setting up of any reserves which the General Partner or the liquidating agent or committee, as the case may , deems reasonably necessary for contingent or unforeseen liabilities or obligations of the Partnership; and

                  (c) to the Partners with net positive balances in their respective Capital Accounts in the proportion that the balance in the Capital Account of each Partner with a net positive balance in such Partner's respective Capital Account bears to the balances in the Capital Accounts of all Partners with net positive balances in their respective Capital Accounts.

     Section 16.6. Capital Account Adjustments. For purposes of the preceding Section, the respective balance in the Capital Account of each Partner shall be determined (i) after allocating all income, gain, loss and expense of the Partnership pursuant to the terms of this Agreement and (ii) after taking into account all prior distributions to the Partners. In addition, if property is distributed in kind to the Partners, for purposes of the preceding Section, any unsold Partnership property shall be valued by the General Partner or the liquidating agent or committee, as the case may be, to determine the gain or loss which would have resulted if the property were sold for its fair market value, and, to the extent not previously reflected in the Partners' Capital Accounts, the respective balance of the Capital Account of each Partner shall be adjusted to reflect such gain or loss that would have been allocated to such Partner if such property had been sold at its then fair market value.

     Section 16.7. Compliance With Treasury Regulations. In the event the Partnership or any General Partner's interest in the Partnership is "liquidated" within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g), the following action shall be taken by the later to occur of (i) the last day of the Partnership's taxable year in which such liquidation occurred or (ii) the 90th day following the date of such liquidation:

                  (a) If any General Partner has a deficit balance in his, her or its Capital Account at the time of the liquidation of the Partnership or the liquidation of such General Partner's interest in the Partnership (after giving effect to all contributions, distributions and allocations for all taxable years including the year during which such liquidation occurs), such General Partner shall contribute to the capital of the Partnership funds in an amount equal to the deficit balance in his, her or its Capital Account. Nothing contained in this Agreement shall require any Limited Partner to contribute to the Partnership any amounts with respect to a deficit balance in such Partner's respective Capital Account.

                  (b) If the Partnership is actually liquidated, distributions shall be made to the Partners who have positive Capital Account balances in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(2).

                  (c) In the discretion of the General Partner or the liquidating agent or committee, as the case may be, distributions pursuant to this Section 16.7 may be distributed to a trust of which the General Partner or the liquidating agent or committee is the trustee (hereinafter the "Trustee") established for the benefit of the Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership so long as an opinion of counsel is obtained to the effect that such trust will not be taxed as an association taxable as a corporation. The assets of any such trust shall be distributed to the Partners from time to time, in the reasonable discretion of the Trustee, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the Partners pursuant to this Agreement; and a portion or all of such assets may be withheld by the Trustee to provide a reasonable reserve for liabilities.

                                  ARTICLE XVII

                                     NOTICES

     Section 17.1. Notices. All notices and demands required or permitted under this Agreement shall be in writing and may be personally delivered or sent by certified or registered mail, Federal Express or comparable courier service, postage or freight prepaid, to the Partners at their addresses as shown from time to time on the records of the Partnership. Any Partner may specify a different address by notifying the General Partner in writing of such different address. Any notice personally delivered shall be effective upon the date of delivery. Any notice mailed or sent by air courier as provided herein shall be deemed given and become effective on the second business day following the date so sent.

                                  ARTICLE XVIII

                         REPRESENTATIONS AND WARRANTIES

     Section 18.1. The General Partner. As of the date hereof each of the statements in this Section shall be a true, accurate and full disclosure of all facts relevant to the matters contained herein, and such warranties and representations shall survive the execution of this Agreement. The General Partner hereby represents and warrants that:

                  (a) There are no disputes, claims, actions, suits or proceedings, arbitrations or investigations, either administrative or judicial, pending or, to the knowledge of the General Partner threatened or contemplated, against or affecting the General Partner or its business, operations, financial condition or assets or its ability to consummate the transactions contemplated herein, at law or in equity or otherwise, before or by any court or governmental agency or body, domestic or foreign, or before an arbitrator of any kind. The General Partner is not in default in respect of any judgment, order, writ, injunction, or decree of any court or governmental agency or body, domestic or foreign, or of an arbitrator of any kind, and the execution and delivery of this Agreement by the General Partner and the performance by the General Partner of its obligations hereunder, will not constitute an event of default under any agreement by which the General Partner or its properties are bound or result in any encumbrance upon the properties or assets of the General Partner; and

                  (b) The General Partner is acquiring its interest in the Partnership for investment and without a view to the distribution thereof.

     Section 18.2. Limited Partners. As of the date each Limited Partner executes this Agreement, each of the statements made with respect to such Limited Partner in this Section shall be a true, accurate and full disclosure of all facts relevant to the matters contained herein, and such warranties and representations and covenants shall survive the execution of this Agreement. Each Limited Partner hereby represents and warrants that:

                  (a) Such Limited Partner is acquiring such Limited Partner's interest in the Partnership for investment and without a view to the distribution thereof;

                  (b) If such Limited Partner is not an individual, it is duly organized and validly existing under appropriate state law and has the requisite power and authority to enter into and carry out the terms and conditions of this Agreement;

                  (c) All actions required to be taken by such Limited Partner to consummate the transactions contemplated by this Agreement have been taken by such Limited Partner and no further approval of any board, court or other body is necessary in order to permit such Limited Partner to consummate the transactions contemplated by the Agreement; and

                  (d) There are no disputes, claims, actions, suits or proceedings, arbitrations or investigations, either administrative or judicial, pending or, to the knowledge of such Limited Partner threatened or contemplated, against or affecting such Limited Partner or such Limited Partner's business, operations, financial condition or assets or its ability to consummate the transactions contemplated herein, at law or in equity or otherwise, before or by any court or governmental agency or body, domestic or foreign, or before an arbitrator of any kind. Such Limited Partner is not in default in respect of any judgment, order, writ, injunction, or decree of any court or governmental agency or body, domestic or foreign, or of an arbitrator of any kind, and the execution and delivery of this Agreement by such Limited Partner and such Limited Partner's performance of such Limited Partner's obligations hereunder, will not constitute an event of default under any agreement by which such Limited Partner or such Limited Partner's properties is bound or result in any encumbrance upon the properties or assets of such Limited Partner.

                                   ARTICLE XIX

                                  MISCELLANEOUS

     Section 19.1. Arbitration. Any controversy, dispute or claim under this Agreement shall be finally determined by arbitration held in Pittsburgh, Pennsylvania, in accordance with the following procedure:

The aggrieved party or parties shall submit in writing to the General Partner (with a copy to the opposing party or parties) a statement ("Claim Statement") describing such matter or dispute and the resolution or relief sought and naming one qualified reputable individual willing and able to act as an arbitrator. A counterstatement ("Counterstatement") from the opposing party or parties shall be delivered to the General Partner (with copy to the aggrieved party(ies) and the arbitrator named by such party(ies)) within ten (10) business days after receipt of the Claim Statement, or the right to file the Counterstatement shall be irrevocably waived. Any Counterstatement shall name one qualified reputable individual willing and able to act as an arbitrator. If two arbitrators have been so appointed, the two arbitrators so appointed shall jointly select (or cause to be selected) a third arbitrator within ten (10) business days after the date of the Counter statement. If three arbitrators will decide the dispute, they (the "Arbitrators") shall confer within ten (10) business days after the selection or other determination of the third arbitrator. The Arbitrators -may, if they so desire and agree (or if no Counterstatement is filed, the sole arbitrator may) invite submission of further statements or evidence, hold hearings in Pittsburgh, Pennsylvania, and/or consult outside experts for assistance in deciding such matter or dispute, but it is the parties' intent that the Arbitrators (or sole arbitrator) reach a decision promptly and at least by twenty (20) business days after the selection of the third arbitrator or the failure to timely file a Counterstatement. Should any hearings be held by the Arbitrators (or the sole arbitrator), the parties to the dispute may be present with the full right on their part to cross examine. Prior to the commencement of any hearings, the parties to the dispute shall each have the right to conduct discovery proceedings in the manner and within the scope provided for in the Federal Rules of Civil Procedure. The majority decision of the Arbitrators (or the decision of the sole arbitrator) as to each and all matter(s) or dispute(s) so submitted for decision shall be final and binding upon all parties hereto. In resolving any matter or dispute, the Arbitrators (or sole arbitrator) may fashion any remedy or resolution permissible at law and/or in equity, and the parties hereby release any and all errors which may occur in such proceedings and the Arbitrators (or sole arbitrator) from any and all liability for actions taken or omissions made in good faith in such capacity. The parties to the dispute shall bear equally the fees of, and expenses incurred by, the Arbitrators (or sole arbitrator) in resolving any and all such matters and disputes. A business day shall mean any day other than Saturday, Sunday and days on which banks in Pennsylvania are prohibited from doing business. Without limiting the foregoing, the Arbitrators (or sole arbitrator) shall have all of the powers accorded to arbitrators in commercial arbitrations under rules of the American Arbitration Association.

     Section 19.2. Certificates, etc. At the expense of the Partnership, the General Partner shall promptly have prepared and executed all legally required applications, registrations, publications, certificates and affidavits (and amendments thereof) for filing with the proper governmental authorities and arrange for the proper advertisement, publication and filing thereof for record.

     Section 19.3. Power of Attorney. Each Partner who is a party hereto or executes and delivers an addendum joining in this Agreement, hereby makes, constitutes and appoints the General Partner, with full power of substitution, the Partner's true and lawful attorney for the Partner and in the Partner's name, place and stead and for the Partner's use and benefit, to sign, execute, certify, acknowledge, file and record any documents, financing statements or other instruments referred to in the immediately preceding Section, or required by law, in Pennsylvania or any other jurisdiction, of the Partnership or the Partners, or appropriate to effectuate fully the provisions of this Agreement. The foregoing grant of authority shall be irrevocable and shall constitute a power coupled with an interest; provided, however, that each Partner may revoke this power by an instrument in writing executed and delivered to the General Partner after the dissolution and winding-up of the Partnership in accordance with the terms of this Agreement or after the permitted assignment or transfer of the Partner's entire interest in the Partnership.

     Section 19.4. Partners' Relationship Inter Se. Nothing herein contained shall be construed to constitute any Partner the agent of any other Partner, except as expressly provided herein.

     Section 19.5. Partition Waived. The Partners agree that the Partnership property is not and will not be suitable for partition. Accordingly, each of the Partners hereby irrevocably waives any and all rights that such Partner may have to maintain any action for partition of any of the Partnership property.

     Section 19.6. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof. It supersedes any prior or contemporaneous agreements or understandings among the parties, and it may not be modified or amended in any manner other than as set forth herein.

     Section 19.7. Governing Law. This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

     Section 19.8. Binding Effect. Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and assigns.

     Section 19.9. Gender and Number. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

     Section 19.10. Captions. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope of any provision hereof.

     Section 19.11. Severance. If any provision of this Agreement or the application of such provision to any Person or circumstance shall be held invalid, the remainder of this Agreement, or the application of such provisions to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby; and this Agreement shall be construed so as to be enforceable to the maximum extent allowed at law or in equity.

     Section 19.12. Execution of Instruments; Reliance by Third Parties. Any form of execution on behalf of the Partnership, including, without limitation, execution of any note, mortgage, evidence of indebtedness, contract or other instrument or writing, or any assignment or endorsement thereof executed or entered into between the Partnership and any Person shall be executed on behalf of the Partnership by any one or more of the General Partners. Third parties dealing with the Partnership shall be entitled to rely conclusively upon the power and authority of each General Partner. Any Person having occasion to transact business with the Partnership or being called upon to transfer any property, funds or value to or from the name or account of the Partnership shall be entitled to rely on instructions, assignments or any document or instrument signed or purporting to be signed in accordance with this Section by one or more of the General Partners without inquiry as to the authority of the General Partner and without inquiry as to the validity of any transfer to or from the name or account of the Partnership. At the time of transfer, the Person shall be entitled to assume that (i) the Partnership continues in existence under the laws of the Commonwealth of Pennsylvania and (ii) this Agreement continues in full force and effect without amendment, so long as such Person has received no actual notice to the contrary.

     Section 19.13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. In addition, this Agreement may contain more than one counterpart of the signature page, and this Agreement may be executed by the affixing of the signatures of each of the Partners to one of such counterparts. All of such counterparts shall be read as though one, and they shall have the same force and effect as though all the signers had signed a single page.

     IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first written above.


GENERAL PARTNER:

Aerolink Management, Inc.


By: /s/ Terry L. Engel
    -------------------------------
        Terry L. Engel
        Chief Executive Officer


LIMITED PARTNERS:


    /s/ Terry L. Engel
    -------------------------------
        Terry L. Engel


    /s/ Laura M. Engel
    -------------------------------
        Laura M. Engel